BlackRock Science and Technology Trust

Cusip: 09258G104

Ticker: BST

Record Date	December 17, 2021
Pay Date	December 31, 2021

Distribution Amount per share	$ 1.808440

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date

Net Income	$-	0%	$-	0%
Net Realized Short-Term Capital Gains	$-	0%	$-	0%
Net Realized Long-Term Capital Gains	$1.808440	100%	$4.264440	100%

Return of Capital	$-	0%	$-	0%

Total (per common share)	$1.808440	100%	$4.264440	100%

Average annual total return (in relation to NAV) for the 5-year period ending on November 30, 2021				30.59%

Annualized current distribution rate expressed as a percentage of NAV as of November 30, 2021				39.19%

Cumulative total return (in relation to NAV) for the fiscal year through November 30, 2021				11.33%

Cumulative fiscal year distributions as a percentage of NAV as of November 30, 2021				4.44%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trust’s Managed Distribution Plan.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Contact Number: 800-882-0052

BlackRock Science and Technology Trust

Cusip: 09258G104

Ticker: BST

Record Date	January 14, 2022
Pay Date	January 31, 2022

Distribution Amount per share	$ 0.250000

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date

Net Income	$-	0%	$-	0%
Net Realized Short-Term Capital Gains	$-	0%	$-	0%
Net Realized Long-Term Capital Gains	$0.250000	100%	$0.250000	100%

Return of Capital	$-	0%	$-	0%

Total (per common share)	$0.250000	100%	$0.250000	100%

Average annual total return (in relation to NAV) for the 5-year period ending on December 31, 2021				30.04%

Annualized current distribution rate expressed as a percentage of NAV as of December 31, 2021				5.73%

Cumulative total return (in relation to NAV) for the fiscal year through December 31, 2021				9.21%

Cumulative fiscal year distributions as a percentage of NAV as of December 31, 2021				0.48%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trust’s Managed Distribution Plan.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Contact Number: 800-882-0052

BlackRock Science and Technology Trust

Cusip: 09258G104

Ticker: BST

Record Date	February 15, 2022
Pay Date	February 28, 2022

Distribution Amount per share	$ 0.250000

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution		% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date

Net Income		$-	0%	$-	0%
Net Realized Short-Term Capital Gains		$0.122561	49%	$0.122561	25%
Net Realized Long-Term Capital Gains		$0.127439	51%	$0.377439	75%

Return of Capital	$-		0%	$-	0%

Total (per common share)		$0.250000	100%	$0.500000	100%

Average annual total return (in relation to NAV) for the 5-year period ending on January 31, 2022					25.58%

Annualized current distribution rate expressed as a percentage of NAV as of January 31, 2022					6.43%

Cumulative total return (in relation to NAV) for the fiscal year through January 31, 2022					-10.45%

Cumulative fiscal year distributions as a percentage of NAV as of January 31, 2022					0.54%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trust’s Managed Distribution Plan.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Contact Number: 800-882-0052